                                                                         ANNEX B

                            ARTICLES OF ASSOCIATION
                                       OF
                           SEVEN SEAS PETROLEUM INC.,
                     AN EXEMPTED COMPANY LIMITED BY SHARES

                                    CONTENTS

ONE.........   INTERPRETATION
TWO.........   BUSINESS OF THE COMPANY
THREE.......   BORROWING AND SECURITY
FOUR........   DIRECTORS
FIVE........   COMMITTEES
SIX.........   OFFICERS
SEVEN.......   CONFLICT OF INTEREST AND PROTECTION OF DIRECTORS, OFFICERS
                 AND OTHERS
EIGHT.......   SHARES
NINE........   DIVIDENDS AND RIGHTS
TEN.........   MEETINGS OF MEMBERS
ELEVEN......   DIVISIONS AND DEPARTMENTS
TWELVE......   INFORMATION AVAILABLE TO MEMBERS
THIRTEEN....   NOTICES
FOURTEEN....   EFFECTIVE DATE AND REPEAL

                                  SECTION ONE

                                 INTERPRETATION

1.01  DEFINITIONS

     The Regulations or Articles contained or incorporated in Table "A" Regulations For Management of a Company Limited by Shares in the First Schedule to the Companies Law (2000 Revision) of the Cayman Islands (the "Statute") shall not apply to this Company, and the following Articles shall be the Articles of Association of the Company. The following terms shall have the following meanings wherever they appear herein, and such meanings shall be equally applicable to both the singular and plural forms of the terms herein defined.

     "Articles" means these Articles of Association, as originally framed or as from time to time altered by Special Resolution.

     "Board of Directors," "board" and "directors" means the board of directors of the Company as of the applicable date.

     "Company" means Seven Seas Petroleum Inc., a Cayman Islands exempted company limited by shares. Where agreement, consent or other action of the Company is provided for herein, such action shall not require approval of the Members, except as expressly required by the Statute or these Articles.

     "dollar," "dollars" or "$" means dollars of the United States.

     "dividend" includes bonus.

     "holder," in relation to any shares, means the member whose name is entered in the Register as the holder of such shares.

     "member" has the meaning ascribed to it in Section 38 of the Statute.

     "Memorandum" means the Memorandum of Association of the Company, as may be amended from time to time.

     "Month" means calendar month.

     "Ordinary Resolution" means a resolution passed by a majority of such Members as, being entitled to do so, vote in person or by proxy at any general meeting of the Company at which the required quorum is present in person or by proxy.

     "Ordinary Shares" has the meaning ascribed to it in Section 8.

     "Paid-up" means fully paid, paid-up and/or credited as fully paid or paid-up.

     "person" means any individual, corporation, partnership, limited liability company, unincorporated association or other legal entity.

     "Register" means the Register of Members of the Company as maintained in accordance with Section 40 of the Statute.

     "Registered Office" means the registered office of the Company maintained in accordance with Section 50 and Section 51 of the Statute, and as may be relocated from time to time.

     "shares" means any Ordinary Shares or other shares issued in the capital of the Company.

     "shares generally entitled to vote" means any share which entitles the holder to attend and vote at all general meetings of the Company and excludes
(a) any share where the right to vote at general meetings of the Company is conditional on the Company being in default of an obligation with respect to a right attaching to the class or series of share to which that share belongs and/or (b) any share where the right to vote relates solely to such a class or series of shares (other than the Ordinary Shares).

     "Special Resolution" has the same meaning as in the Statute.

     "Statute" means the Companies Law (2000 Revision) of the Cayman Islands, as amended, and every statutory modification or re-enactment thereof for the time being in force.

     "written" and "in writing" includes all modes of representing or reproducing words in visible form.

     Words importing the singular number shall also include the plural number and vice-versa.

     Words importing the masculine gender shall also include the feminine gender.

                                  SECTION TWO

                            BUSINESS OF THE COMPANY

2.01  REGISTERED OFFICE, RECORDS OFFICE AND ADDRESS FOR SERVICE

     Until changed in accordance with the Statute, the registered office of the Company, the designated records office (if separate from the registered office) of the Company and the post office box (if any) designated as the address for service upon the Company by mail shall initially be at the address or addresses in the Cayman Islands specified in the Memorandum and thereafter as the board may from time to time determine.

2.02  FINANCIAL YEAR

     The financial year of the Company shall end on such date in each year as the board may from time to time by resolution determine.

2.03  EXECUTION OF INSTRUMENTS

     Deeds, transfers, assignments, contracts, obligations, certificates and other instruments may be signed on behalf of the Company by at least one person holding the office of chairman, president, vice president, chief financial officer, director, secretary, treasurer, assistant secretary or assistant treasurer or any other office created by resolution of the board. In addition, the board may from time to time direct the manner in which and the person or persons by whom any particular instrument or class of instrument may or shall be signed. Any signing officer may affix the corporate seal to any instrument requiring the same.

2.04  BANKING ARRANGEMENTS

     The banking business of the Company including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the board may from time to time prescribe or authorize.

2.05  VOTING RIGHTS IN OTHER BODIES CORPORATE

     The signing officers of the Company may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Company. Such instruments, certificates or other evidence shall be in favor of such person or persons as may be determined by the officers executing such proxies or arranging for the issuance of voting certificates or such other evidence of the right to exercise such voting rights. In addition, the board, or failing the board, the signing officers of the Company, may from time to time direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or shall be exercised.

                                 SECTION THREE

                             BORROWING AND SECURITY

3.01  BORROWING POWER

     Without limiting the borrowing powers of the Company as set forth in the Statute, but subject to the Memorandum the board may from time to time on behalf of the Company, without authorization of the shareholders:

          (a) borrow money upon the credit of the Company in such amounts and on such terms as may be deemed expedient by obtaining loans or advances or by way of overdraft or otherwise;

          (b) issue, reissue, sell or pledge bonds, debentures, notes or other evidences of indebtedness or guarantee of the Company, whether secured or unsecured, for such sums and at such prices as may be deemed expedient;

          (c) to the extent permitted by the Statute, give a guarantee on behalf of the Company to secure performance of any past, present or future indebtedness, liability or obligation of the Company, present or future; and

          (d) delegate to a committee of the board, a director or an officer of the Company all or any of the powers conferred aforesaid or by the Statute to such extent and in such manner as the directors may determine.

     Nothing in this section limits or restricts the borrowing of money by the Company on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Company.

                                  SECTION FOUR

                                   DIRECTORS

4.01  NUMBER OF DIRECTORS AND QUORUM

     Until changed in accordance with the Statute, the board shall consist of not fewer than three (3) and not more than fifteen (15) Subject to Clause 4.06, the quorum for the transaction of business at any meeting of the board shall consist of a majority of the directors.

4.02  QUALIFICATION

     No person shall be qualified for election as a director if he is a minor; if he is a mentally disordered person; if he has been found to be a person of unsound mind by a court; if he is not an individual; or if he has the status of a bankrupt. A director need not be a shareholder.

4.03  CONSENT TO ACT

     A person who is elected or appointed a director is not a director unless:

          (a) he was present at the meeting when he was elected or appointed and did not refuse to act as a director, or

          (b) if he was not present at the meeting when he was elected or appointed, he consented to act as director in writing before his election or appointment or within 10 days after it, or he has acted as a director pursuant to the election or appointment.

4.04  ELECTION AND TERM

     Members of the Company shall, by ordinary resolution at the first meeting of shareholders and at each succeeding annual meeting at which an election of directors is required, elect directors to hold office for a term expiring not later than the close of the annual meeting of shareholders following the election. At each annual meeting of shareholders, all directors whose term of office has expired or then expires shall retire but, if qualified, shall be eligible for re-election. A director not elected for an expressly stated term ceases to hold office at the close of the first annual meeting of shareholders following his election. Notwithstanding the foregoing, if directors are not elected at a meeting of members, the incumbent directors continue in office until their successors are elected. The number of directors to be elected at any such meeting shall be the number of directors whose term of office has expired or expires unless the directors or the members otherwise determine. It is not necessary that all the directors elected at a meeting of members hold office for the same term. If the Memorandum so provides, the directors may, between annual meetings of members, appoint one or more additional directors of the Company to serve until the next annual meeting of members, but the number of additional directors shall not at any time exceed one-third of the number of directors who held office at the expiration of the last annual meeting of the Company.

4.05  REMOVAL OF DIRECTORS

     Subject to the provisions of the Statute, the members may by ordinary resolution passed at a special meeting, remove any director or directors from office, and the vacancy created by such removal may be filled at the same meeting, failing which it may be filled by the directors.

4.06  VACATION OF OFFICE

     A director ceases to hold office when: he dies; he ceases to be qualified for election as a director; or his written resignation is sent or delivered to the Company; or if a time is specified in such resignation, at the time so specified, whichever is later.

4.07  VACANCIES

     Subject to the Statute, a quorum of the board may fill a vacancy in the board. In the absence of a quorum of the board, the directors then in office shall forthwith call a special meeting of members to fill the vacancy and if they fail to call such meeting or if they are no directors then in office, any member may call the meeting.

4.08  ACTION BY THE BOARD

     The board shall manage the business and affairs of the Company. Subject to the Memorandum, the powers of the board may be exercised by resolution passed at a meeting at which a quorum is present or by resolution in writing signed by all the directors who would be entitled to vote on the resolution at a meeting of the board. Where there is a vacancy in the board, a quorum of directors may exercise all the powers of the board.

4.09  MEETING BY TELEPHONE

     A director may participate in a meeting of the board or of a committee of the board by means of telephone or other communications facilities that permit all persons participating in the meeting to hear each other, and a director participating in a meeting by those means is deemed to be present at the meeting.

4.10  CALLING OF MEETINGS; PLACE OF MEETINGS

     Meetings of the board shall be held at such time and at such place as the board, the chairman of the board, the president or any two directors, may determine; provided that, pursuant to Section 194 of the Statute, at least one meeting of the Board of Directors in each calendar year shall be held in the Cayman Islands.

4.11  NOTICE OF MEETING

     Notice of the time and place of each meeting of the board shall be given in the manner provided in Clause 17.01 to each director not less than 48 hours before the time when the meeting is to be held. A Notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting, except where the Statute or these Articles require such purpose or business to be specified, including any proposal to:

          (a) submit to the members any question or matter requiring approval of the shareholders;

          (b) fill a vacancy among the directors or in the office of auditor;

          (c) issue securities;

          (d) declare dividends;

          (e) purchase, redeem or otherwise acquire shares of the Company;

          (f) pay a commission for the sale of shares of the Company;

          (f) approve a management proxy circular;

          (g) approve any annual financial statements; or

          (h) adopt, amend or repeal the Memorandum.

     A director may in any manner waiver notice of or otherwise consent to the meeting of the board; and attendance of a director at a meeting of directors is a waiver of notice of the meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of business on the grounds that the meeting is not lawfully called.

4.12  FIRST MEETING OF NEW BOARD

     Provided a quorum of directors is present, the board may without notice hold a meeting immediately following an annual meeting of shareholders.

4.13  ADJOURNED MEETING

     Notice of an adjourned meeting of the board is not required if the time and place of the adjourned meeting is announced at the original meeting.

4.14  REGULAR MEETING

     The board may from time to time appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, or forthwith after such director's appointment, whichever is later, but no other notice shall be required for any such regular meeting except where the Statute or this Article requires the purpose thereof or the business to be transacted thereat to be specified.

4.15  VOTES TO GOVERN

     At all meetings of the board, every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes the chairman of the meeting shall be entitled to a second or casting vote.

4.16  REMUNERATION AND EXPENSES

     The directors shall be paid such remuneration for their services as the board may from time to time determine. The directors shall also be entitled to be reimbursed for traveling and other expenses properly incurred by them in attending meetings of the board or any committee thereof. Nothing herein contained shall preclude any director from serving the Company in any other capacity and receiving remuneration therefor.

                                  SECTION FIVE

                                   COMMITTEES

5.01  COMMITTEE OF DIRECTORS

     The board may appoint a committee of directors, however designated, and delegate to such committee any of the powers of the board except those which, under the Statute, a committee of directors has no authority to exercise.

5.02  TRANSACTION OF BUSINESS

     The powers of a committee of directors may be exercised by meeting at which a quorum is present or by resolution in writing signed by all members of such committee who would have been entitled to vote on the resolution at a meeting of the committee. Meetings of such committee may be held at any place in or outside the Cayman Islands.

5.03  PROCEDURE

     Unless otherwise determined by the board, each committee shall have the power to fix its quorum, to elect its chairman and to regulate it procedure.

                                  SECTION SIX

                                    OFFICERS

6.01  APPOINTMENT

     Subject to the Memorandum, the board may from time to time appoint a president, one or more vice-presidents (to which title may be added words indicating seniority or function), a secretary, a treasurer and such other officers as the board may determine, including one or more assistants to any of the officers so appointed. One person may hold more than one office. The board may specify the duties of, and, in accordance with this article and subject to the Statute, delegate powers to manage the business and affairs of the Company to such officers.

6.02  CHAIRMAN OF THE BOARD

     The chairman of the board shall be the chief executive officer and, subject to the authority of the board, shall have general supervision of the business and affairs of the Company; and he shall, subject to the Statute, have such other powers and duties as the board may specify. The chairman of the board, if any, or in his absence, the president, shall preside as chairman at every meeting of the directors and members, or if there is no chairman of the board or neither the chairman of the board nor the president is present within fifteen minutes of the time appointed for holding the meeting or is willing to act as chairman or, if the chairman of the board, if any, and the president have advised the secretary that they will not be present at the meeting, the directors present shall choose one of their number to be chairman of the meeting.

6.03  PRESIDENT

     The president shall be the chief operating officer and, subject to the authority of the board, shall have general supervision of the business of the Company; and he shall, subject to the Statute, have such other powers and duties as the board may specify. During the absence or disability of the chairman of the board, or if no chairman of the board has been appointed, the president shall also have the powers and duties of that office.

6.04  VICE-PRESIDENT

     A vice-president shall, subject to the Statute, have such powers and duties as the board or the chief executive officer may specify.

6.05  SECRETARY

     The secretary shall attend and be the secretary of all meetings of the board, members and committees of the board and shall enter or cause to be entered in records kept for that purpose in minutes of all proceedings thereat; he shall give or cause to be given, as and when instructed, all notices to members, directors, officers, auditors and members of committees of the board; he shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Company and of all books, papers, records, documents and instruments belonging to the Company, except when some other officer or agent has been appointed for that purpose; and he shall, subject to the Statute, have such other powers and duties as the board or the chief executive officer may specify.

6.06  TREASURER

     The treasurer shall keep proper accounting records in compliance with the Statute and shall be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Company; he shall render to the board whenever required an account of all his transactions as treasurer and of the financial position of the Company; and he shall subject to the Statute, have such other powers and duties as the board or the chief executive officer may specify.

6.07  POWERS AND DUTIES OF OTHER OFFICERS

     The powers and duties of all other officers shall, subject to the Statute, be such as the terms of their engagement shall for or as the board or (except for those powers and duties are specified only by the board) the chief executive officer may specify. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board or the chief executive officer otherwise directs.

6.08  VARIATION OF POWERS AND DUTIES

     The board and (except as aforesaid) the chief executive officer may from time to time and subject to the provisions of the Statute, vary, add to or limit the powers and duties of any officer.

6.9  TERM OF OFFICE

     The board, in its discretion, may remove any officer of the Company, without prejudice to such officer's rights under any employment contract. Otherwise each officer appointed by the board shall hold office until his successor is appointed or until his earlier resignation.

6.10  TERMS OF EMPLOYMENT AND REMUNERATION

     The terms of employment and the remuneration of officers appointed by the board shall be settled by the board from time to time.

6.11  AGENTS AND ATTORNEYS

     The board shall have power from time to time to appoint agents or attorneys for the Company in or outside the Cayman Islands with such powers of management or otherwise (including the power to subdelegate) as may be thought fit.

6.12  FIDELITY BONDS

     The board may require such officers, employees and agents of the Company as the board deems advisable to furnish bonds for the faithful discharge of their powers and duties, in such form and with such surety as the board may from time to time determine.

                                 SECTION SEVEN

                      CONFLICT OF INTEREST AND PROTECTION
                       OF DIRECTORS, OFFICERS AND OTHERS

7.01  CONFLICT OF INTEREST

     A director or officer who is a party to, or who is a director or officer of or has a material interest in any person who is a party to, a material contract or proposed material contract with the Company shall disclose the nature and extent of his interest at the time and in the manner provided by the Statute. Any such contract or proposed contract shall be referred to the board or shareholders for approval even if such contract is one that in the ordinary course of the Company's business would not require approval by the board or shareholders, and a director whose interest in a contract is so referred to the board shall not vote on any resolution to approve the same except as provided by the Statute.

7.02  LIMITATION OF LIABILITY

     Subject to the Statute, no director or officer for the time being of the Company shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for the joining in any receipt or act for conformity, or for any loss or damage or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by the Company or for or on behalf of the Company or for the insufficiency or deficiency of any security in or upon which any of the money of or belonging to the Company shall be placed or invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation including any person, firm or corporation with whom or with which any moneys, securities or effects shall be lodged or deposited, or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealing with any moneys, securities or other assets of or belonging to the Company or for any other loss, damage or misfortune whatsoever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his failure to exercise the powers and to discharge the duties of his office honestly and in good faith with a view to the best interest of the Company and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

7.03  INDEMNITY

     Subject to the Statute, the Company shall indemnify a director or officer, a former director or officer, and a person who acts or acted at the Company's request as a director or officer of a body corporate of which the Company is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Company or such body corporate, if:

          (a) he acted honestly and in good faith with a view to the best interests of the Company; and

          (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing his conduct was lawful.

7.04  INSURANCE

     The Company may, subject to and in accordance with the Statute, purchase and maintain insurance for the benefit of any director or officer as such against any liability incurred by him.

                                 SECTION EIGHT

                                     SHARES

8.01  AUTHORIZED SHARE CAPITAL

     The authorized share capital of the Company as of the date of adoption of these Articles is US$200,000 divided into 150,000,000 Ordinary Shares of a nominal or par value of US$0.001 per share, with the rights as set out in these Articles and the Memorandum, and 50,000,000 shares of a nominal or par value of US$.001 per share which may be designated and created as shares of any other classes or series of shares with the respective rights and restrictions determined upon the creation thereof by action of the Board of Directors.

8.02  ALLOTMENT

     Subject to the provisions of these Articles, all unissued shares for the time being in the capital of the Company shall be at the disposal of the Board of Directors, and the Board of Directors may designate, re-designate, allot, grant options over or otherwise dispose of them to such person, upon such terms and conditions and at such times as they deem proper.

8.03  PREEMPTIVE RIGHTS

     No holder of Ordinary Shares or any other shares (unless such right is expressly conferred on the holders of such shares) shall, by reason of such holding, have any preemptive or preferential right to subscribe to or purchase any shares or any notes, debentures, bonds or other securities of the Company, whether or not the issuance of any such shares, notes, debentures, bonds or other securities would adversely affect the dividend, voting or any other rights of such holder.

8.04  FRACTIONAL SHARES

     The directors may issue fractions of a share of any class or series of shares, and, if so issued, a fraction of a share (calculated to three decimal points) shall be subject to and carry the corresponding fraction of liabilities (whether with respect to any unpaid amount thereon, contribution, calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights (including, without limitation, voting and participation rights) and other attributes of a whole share of the same class or series of shares. If more than one fraction of a share of the same class or series is issued to or acquired by the same member such fractions shall be accumulated. For the avoidance of doubt, in these Articles the expression "share" shall include a fraction of a share.

8.05  REDEEMED SHARES

     Any shares which have been redeemed or otherwise repurchased by the Company shall have the status of authorized but unissued shares and may be subsequently issued in accordance with the Memorandum and these Articles.

8.06  POWER OF BOARD

     The Board of Directors shall have the fullest powers permitted by law to pay all or any monies in respect of the redemption or purchase of any shares out of the Company's share capital and share premium account.

8.07  SECURITIES REGISTER

     The Company shall maintain a Register of Members in accordance with Section 40 of the Statute.

8.08  TRANSFER AGENTS AND REGISTRARS

     The board may from time to time appoint one or more trust companies as its agent or agents to maintain the central securities register or registers, and an agent or agents to maintain branch securities registers. Such a person may be designated as transfer agent or registrar according to his functions and one person may be appointed both registrar and transfer agent. The board may at any time terminate any such appointment.

8.09  REGISTRATION OF TRANSFER

     Subject to the provisions of the Statute, no transfer of shares shall be registered in a securities register except upon presentation of the certificate representing such shares with a transfer endorsed thereon or delivered therewith duly executed by the registered holder or by his attorney or successor duly appointed, together with such reasonable assurances or evidence of signature, identification and authority to transfer as the board may from time to time prescribe, upon payment of all applicable taxes and any fees prescribed by the board, upon compliance with such restrictions on transfer as are authorized by the Memorandum and upon satisfaction of any lien referred to in Clause 8.16.

8.10  DECLINING OR SUSPENDING TRANSFER

     Subject to the rules of any stock exchange on which the shares in question may be listed and except as otherwise expressly provided by the terms of issue of the shares of any class or series, the Board of Directors may, in its absolute discretion and without assigning any reason therefore, decline to register any transfer of any share. The registration of transfers may be suspended at such times and for such periods as the Board of Directors may from time to time determine provided always that such registration shall not be suspended for more than 30 days in any year.

8.11  NON-RECOGNITION OF TRUSTS

     Subject to the provision of the Statute, the Company may treat as the absolute owner of a share the person in whose name the share is registered in the securities register as if that person had full legal capacity and authority to exercise all rights of ownership, irrespective of any indication to the contrary through knowledge or notice or description in the Company's records or on the share certificate.

8.12  SHARE CERTIFICATES

     Every holder of one or more shares of the Company shall be entitled, at his option, to a share certificate, or to a non-transferable written acknowledgement of his right to obtain a share certificate, stating the name of the person to whom the certificate or acknowledgement was issued, and the number and class or series of shares held by him as shown on the securities register. Share certificates and acknowledgments of a shareholder's right to a share certificate, shall subject to the Statute, be in such form as the board shall from time to time approve. Any share certificate shall be signed in accordance with Clause 2.03 and need not be under the corporate seal; provided that, unless the board otherwise determines, certificates representing shares in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and/or registrar. The signature of one other signing officers or, in the case of share certificates which are not valid unless countersigned by or on behalf of a transfer agent and/or registrar, the signatures of both signing officers, may be printed or mechanically reproduced in facsimile upon share certificates and every such facsimile signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Company. A share certificate executed as aforesaid shall be valid notwithstanding that one or both of the officers whose facsimile signatures appears thereon no longer holds office at the date of issue of the certificate.

8.13  REPLACEMENT OF SHARE CERTIFICATE

     The board or any officer or agent designated by the board may in its or his discretion direct the issue of a new share certificate in lieu of and upon cancellation of a share certificate that has been mutilated or in substitution for a share certificate claimed to have been lost, destroyed or wrongfully taken on payment of a reasonable fee, and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may from time to time prescribe, whether generally or in any particular case.

8.14  JOINT SHAREHOLDERS

     If two or more persons are registered as joint holders of any share, the Company shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such person may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

8.15  DECEASED SHAREHOLDER

     In the event of the death of a holder, or of one of the joint holders, of any share, the Company shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Company and its transfer agents.

8.16  LIEN FOR INDEBTEDNESS

     If the Memorandum provides that the Company has a lien on shares registered in the name of a shareholder or his legal representative for a debt of that shareholder to the Company, such lien may be enforced, subject to the Statute and to any other provision of the Memorandum by the sale of the shares thereby affected or by any other action, suit, remedy or proceeding authorized or permitted by law or by equity and, pending such enforcement, the Company may refuse to register a transfer of the whole or any part of such shares.

8.17  COMMISSIONS

     The Board of Directors may from time to time authorize the Company to pay a commission to any person in consideration of his subscribing or agreeing to subscribe (whether absolutely or conditionally) for any shares in the Company or procuring or agreeing to procure subscriptions (whether absolute or conditional) for any shares of the Company.

                                  SECTION NINE

                                ORDINARY SHARES

9.01  RIGHTS OF PURCHASER

     The Board of Directors may allot, issue or grant any option, right, warrant or other security exercisable for, convertible into or exchangeable for, or otherwise dispose of, any shares or securities of the Company at such times and on such terms as it deems proper. Upon approval of the Board of Directors , such number of Ordinary Shares, or other shares or securities of the Company, as may be required for such purpose shall be reserved for issuance in connection with any option, right, warrant or other security of the Company or any other person that is exercisable for, convertible into, exchangeable for or otherwise issuable in respect of such Ordinary Shares or other shares or securities of the Company.

9.02  RIGHTS TO NOTICE AND TO VOTE

     Subject to the provisions of applicable law and any rights granted to any series or class of shares other than Ordinary Shares, the holders of Ordinary Shares shall have and possess the exclusive right to notice of general meetings of the Company and the exclusive power to vote on resolutions put to general meetings of the Company.

                                  SECTION TEN

                       OTHER CLASSES OR SERIES OF SHARES

10.01  DESIGNATION OF ADDITIONAL CLASSES OR SERIES

     The Board of Directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of issue of a class or series, subject to any limitations prescribed by law, to provide from time to time for the issuance of other classes or series of shares and, in accordance with applicable procedures of the Statute, to establish the characteristics of each class or series including, without limitation, the following:

          (a) the number of shares of that class or series, which may subsequently be increased or decreased (but not below the number of shares of that class or series then in issue) by resolution of the Board of Directors, and the distinctive designation thereof;

          (b) the voting powers, full or limited, if any, of the shares of that class or series, including without limitation, the authority to confer multiple votes per share, voting rights as to specified matters or issues such as mergers, consolidations or sales of assets, or voting rights to be exercised either together with holders of Ordinary Shares as a single class, or independently as a separate class;

          (c) the rights in respect of dividends, if any, on the shares of that class or series; the rate at which such dividends shall be payable and/or cumulate, which rate may be determined on factors external to the Company and which dividends may be payable in cash, shares of capital or other securities or property of the Company; whether dividends shall be cumulative and, if so, from which date or dates; the relative rights or priority, if any, of payment of dividends on shares of that class or series; and any limitation, restrictions or conditions on the payment of dividends;

          (d) the relative amounts, and the relative rights or priority, if any, of payment in respect of shares of that class or series, which the holder of the shares of that class or series shall be entitled to receive upon any liquidation, dissolution or winding up of the Company;

          (e) any redemption, repurchase, retirement and sinking fund rights, preferences and limitations of that class or series, the amount payable on shares of that class or series in the event of such redemption, repurchase or retirement, the terms and conditions of any sinking fund, the manner of creating such fund or funds and whether any of the foregoing shall be cumulative or non-cumulative;

          (f) the terms, if any, upon which the shares of that class or series shall be convertible into or exchangeable for shares of any other classes, series, or other securities, whether or not issued by the Company;

          (g) the restrictions, limitation and conditions, if any, upon issuance of indebtedness of the Company so long as any shares of that class or series are in issue; and

          (h) any other preferences and relative, participating, optional or other rights and limitation not inconsistent with applicable law.

                                 SECTION ELEVEN

                         VARIATION OF RIGHTS OF SHARES

11.01  RIGHTS OF CLASSES OR SERIES

          (a) If at any time the share capital of the Company is divided into different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied and amended with the consent in writing of the holders of all of the issued shares of that class or series, or with the sanction of a Special Resolution passed at a separate general meeting of the holders of such class or series.

          (b) The provisions of these Articles relating to general meetings of the Company shall apply to every such separate general meeting of the holders of one class or series of shares (unless otherwise expressly provided by the terms of issue of the shares of that class or series).

          (c) Separate general meetings of the holders of a class or series of shares or the seeking of a consent of the holders of a class or series of shares may only be called at the direction of the Board of Directors (unless otherwise expressly provided by the terms of issue of the shares of that class or series). Nothing in this Section Eleven gives any member or group of members the right to call a class or series meeting or demand a class or series vote or consent.

11.02  CREATION OF OTHER SHARES

     The rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking in any respect prior to or pari passu therewith. The rights of the holders of Ordinary Shares shall not be deemed to be varied by the creation or issue of shares with preferred or other rights, which may be effected by the Board of Directors as provided in these Articles without any vote or consent of the holders of Ordinary Shares.

                                 SECTION TWELVE

                           REDEMPTION AND REPURCHASE

12.01  REDEMPTION OR REPURCHASE

     The Ordinary Shares are not redeemable by the Company or the holder. Subject as set out herein, the Company is authorized to purchase any issued Ordinary Shares in such circumstances and on such terms as shall be agreed by the Company and the holder thereof, subject always to the laws of the Cayman Islands, and the Company may deduct from the price for such shares the aggregate amount of any outstanding debts, liabilities and engagements to or with the Company (whether presently payable or not) by the holder of such shares, either alone or jointly with any other person, whether a member or not. Without limiting the foregoing, the Company may, from time to time, upon the agreement of a member, purchase all or part of the Ordinary Shares of any such member, whether or not the Company has made a similar offer to all or any of the other members.

                                SECTION THIRTEEN

                              DIVIDENDS AND RIGHTS

13.01  DIVIDENDS

     Subject to the provisions of the Statute, the board may from time to time declare dividends payable to the shareholders according to their respective rights and interest in the Company. Dividends may be paid in money or property or by issuing fully paid shares of the Company.

13.02  DIVIDEND CHEQUES

     A dividend payable in cash shall be paid by cheque drawn on the Company's banks or one of them to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at his recorded address, unless such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Company is required to and does withhold.

13.03  NON-RECEIPT OF CHEQUES

     In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Company shall issue to such person a replacement check for a like amount on such terms as to indemnity, reimbursement or expenses and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or any particular case.

13.04  RECORD DATE FOR DIVIDENDS AND RIGHTS

     The board may fix in advance a date, preceding by not more than 50 days the date for the payment of any dividend or the date for the issue of any warrant or other evidence of right to subscribe for securities of the Company, as a record date for the determination of the persons entitled to receive payment of such dividend or to receive the right to subscribe for such securities, provided that if the Company is a distributing corporation, notice of any such record date is given, not less than seven days before such record date, in the manner provided in the Statute. Where no record date is fixed in advance as aforesaid, the record date for the determination of the persons entitled to receive payment of any dividend or to receive the right to subscribe for securities of the Company shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the board.

13.05  UNCLAIMED DIVIDENDS

     Any dividend unclaimed after a period of six years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Company.

                                SECTION FOURTEEN

                               MEETING OF MEMBERS

14.01  ANNUAL MEETINGS

     Subject to the Statute, the annual meeting of the members shall be held at such time in each year and, subject to Clause 14.03, at such place as the board, the chairman of the board or the president may from time to time determine, for the purpose of consideration of the financial statements and reports required by the Statute to be placed before the annual meeting, electing directors if required, appointing auditors if required and transacting such other business as may properly be brought before the meeting.

14.02  SPECIAL MEETINGS

     The board, the chairman of the board or the president shall have power to call a special meeting of the members at any time.

14.03  PLACE OF MEETINGS

     Subject to the Memorandum of the Company, meetings of the members shall be held at that place determined by the directors.

14.04  NOTICE OF MEETINGS

     Notice of the time and place of each meeting of members shall be given in the manner provided in Clause 17.01 not less than 21 nor more than 50 days before the date of the meeting to each director and to each shareholder who at the close of business on the record date for notice is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting. Notice of a meeting of the members called for any purpose other than consideration of the financial statements and auditor's report, election of directors and re-appointment of incumbent auditor shall state the nature of such business in sufficient detail to permit the member to form a reasoned judgment thereon and shall state the text of any special resolution to be submitted to the meeting. A shareholder may in any manner waive notice of or otherwise consent to a meeting of shareholders.

14.05  RECORD DATE FOR NOTICE

     The board may fix in advance a date, preceding the date of any meeting of members by not more than 50 days and not less than 21 days, a record date for the determination of the members entitled to notice of meeting. If no such record date is so fixed, the record date for the determination of the shareholders entitled to receive notice of the meeting shall be at the close of business on the day immediately preceding the day on which the notice is sent or, if no notice is sent, shall be the day on which the meeting is held.

14.06  LIST OF MEMBERS ENTITLED TO NOTICE

     (1) The Company shall prepare a list of members entitled to receive notice of a meeting, arranged in alphabetical order and showing the number and class of shares held by each member,

          (a) if a record date with respect to such meeting is fixed under
     Section 14.05, not later than ten days after that date; or

          (b) if no record date with respect to such meeting is so fixed,

             (i) at the close of business on that day immediately preceding the day on which notice is given, or,

             (ii) where no notice is given, the day on which such meeting is held.

     (2) A member may examine any list of shareholders prepared under subsection
(1) of this Section

          (a) during usual business hours at the registered office of the Company or at the place where its central securities register is maintained; and

          (b) at the meeting of members to which the list relates.

14.07  MEETINGS WITHOUT NOTICE

     A meeting of members may be held without notice at any time and place permitted by the Statute:

          (a) if all shareholders entitled to vote thereat are present in person or represented or if those not present or represented waive notice of or otherwise consent to such meeting being held, and

          (b) if the directors are present or waive notice of or otherwise consent to such meeting being held;

so long as such members or directors present are not attending for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called. At such a meeting, any business may be transacted which the Company at a meeting of members may transact. If the meeting is held at a place outside the Cayman Islands, members not present or represented by proxy, but who have waived notice of or otherwise consented to such meeting, shall also be deemed to have consented to the meeting being held at such place.

14.08  CHAIRMAN AND SECRETARY

     The chairman of any meeting of members shall be the chairman of the board, or in his absence, the president. If no such officer is present within 15 minutes from the time fixed for holding the meeting, the chairman shall be any other director appointed by the board. If the secretary of the Company is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting.

14.09  PERSONS ENTITLED TO BE PRESENT

     The only persons entitled to be present at a meeting of members shall be those entitled to vote thereat, the directors and auditors of the Company and others who, although not entitled to vote, are entitled or required under any provision of the Statute or the Memorandum or these Articles to be present at the meeting. Any other person may be admitted only on the invitation of the Chairman of the meeting or with consent of the meeting.

14.10  QUORUM

     A quorum for the transaction of business at any meeting of members shall be at least two persons present in person, each being a member entitled to vote thereat or a duly appointed proxy or representative for an absent shareholder so entitled, and representing in the aggregate not less than a majority of the outstanding shares of the Company, entitled to vote at the meeting. If a quorum is present at the opening of any meeting of members, the members present or represented may proceed with the business of the meeting notwithstanding that a quorum is not present throughout the meeting. If a quorum is not present at the opening of any meeting of members, the members present or represented may adjourn the meeting to a fixed time and place but may not transact any other business until a quorum is present.

14.11  RIGHT TO VOTE

     Every person named in the list referred to in Clause 14.06 shall be entitled to vote the shares shown thereon opposite his name at the meeting to which such list relates, except to the extent that:

          (a) where the Company has fixed a record date in respect of such meeting, such person has transferred any of his shares after such record date or, where the Company has not fixed a record date in respect of such meeting, such person has transferred any of his shares after the date on which such list is prepared, and

          (b) the transferee, having produced properly endorsed certificates evidencing such shares or having otherwise established that he owns such shares, has demanded not later than 10 days before the meeting that his name be included in such list.

In any such excepted case, the transferee shall be entitled to vote the transferred shares at such meeting. If the Company is not required to prepare a list under Clause 14.06, subject to the provisions of the Statute and this article as to proxies and representative, at any meeting of members, every person shall be entitled to vote at the meeting who at the time is entered in the securities register as the holder of one or more shares carrying the right to vote at such meeting.

14.12  PROXIES AND REPRESENTATIVES

     Every member entitled to vote at a meeting of members may appoint a proxyholder, or one or more alternate proxyholders, who need not be members, to attend and act at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the member or his attorney and shall conform with the requirements of the Statute. Alternately, every such member which is a body corporate or association may authorize by resolution of its directors or governing body an individual, who need not be a member, to represent it at a meeting of members and such individual may exercise on the members behalf all the powers it could exercise if it were an individual member. The authority of such an individual shall be established by depositing with the Company a certified copy of such resolution, or in such other manner as may be satisfactory to the secretary of the Company or the chairman of the meeting.

14.13  TIME FOR DEPOSIT OF PROXIES

     The board may specify in a notice calling a meeting of the members a time, preceding, the time of such meeting or an adjournment thereof by not more than 48 hours exclusive of non-business days, before which proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Company or an agent thereof specified in such notice or, if no such time is specified in such notice, it has been received by the secretary of the Company or by the chairman of the meeting or any adjournment thereof prior to the time of voting.

14.14  SHARES HELD JOINTLY

     If two or more persons hold shares jointly, any one of them present in person or represented at a meeting of members may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in person or represented and vote, they shall vote as one on the shares jointly held by them.

14.15  VOTES TO GOVERN

     At any meeting of members, every question shall, unless otherwise required by the Statute, the Memorandum or these Articles, be determined by the majority of the votes cast on the question. In the case of an equality of votes either upon show of hands or upon a poll, the chairman of the meeting shall not be entitled to a second or casting vote.

14.16  SHOW OF HANDS

     Subject to the provisions of the Statute, any question at a meeting of members shall be decided by a show of hands unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question.

14.17  BALLOTS

     On any question proposed for consideration at a meeting of members, any member or proxyholder entitled to vote at the meeting may require or demand a ballot, either before or on the declaration of the result of any vote by show of hands. A ballot so required or demanded shall be taken in such manner as the chairman shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken, each person present shall be entitled, in respect of the shares which he is entitled to vote at a meeting upon the question, to that number of votes provided by the Statute or the Memorandum, and the result of the ballot so taken shall be the decision of the members upon the said question.

14.18  ADMISSION OR REJECTION OF A VOTE

     In case of any dispute as to the admission or rejection of a vote, the chairman shall determine the same and such determination made in good faith shall be final and conclusive.

14.19  ADJOURNMENT

     If a meeting of the members is adjourned by one or more adjournments for an aggregate of less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the time of an adjournment. If a meeting of members is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting.

14.20  RESOLUTION IN WRITING

     A resolution in writing signed by all the members entitled to vote on that resolution at a meeting of members is as valid as if it had been passed at a meeting of the members.

14.21  ONLY ONE SHAREHOLDER

     Where the Company has only one member, or only one holder of any class or series of shares, the member present in person or by proxy constitutes a meeting.

                                SECTION FIFTEEN

                            DIVISION AND DEPARTMENTS

15.01  CREATION AND CONSOLIDATION OF DIVISIONS

     The board may cause the business and operations of the Company or any part thereof to be divided or to be segregated into one or more divisions upon such basis, including without limitation, character or type of operation, geographical territory, product manufactured or service rendered, as the board may consider appropriate in each case. The board may also cause the business and operations of any such division to be further divided into sub-units to be consolidated upon such basis as the board may consider appropriate in each case.

15.02  NAME OF DIVISION

     Subject to law, any division or its sub-units may be designated by such name as the board may from time to time determine and may transact business, enter into contracts, sign cheques and other documents of any kind and do all acts and things under such name. Any such contract, cheque or document shall be binding upon the Company as if it has been entered into or signed in the name of the Company.

15.03  OFFICERS OF DIVISION

     From time to time the board or, if authorized by the board, the chief executive officer, may appoint one or more officers for any division, prescribe their powers and duties and settle their terms of employment and remuneration. The board or, if authorized by the board, the chief executive officer, may remove at its or his pleasure any officer so appointed without prejudice to such officer's rights under any employment contract. Officers of divisions or their sub-units shall not, as such, be officers of the Company.

                                SECTION SIXTEEN

                     INFORMATION AVAILABLE TO SHAREHOLDERS

16.01  NON-PUBLIC INFORMATION

     Except as provided by the Statute, no shareholder shall be entitled to discovery of any information respecting any details or conduct of the Company's business which in the opinion of the directors would be inexpedient in the interests of the Company to communicate to the public.

16.02  AVAILABLE INFORMATION

     The directors, may, from time to time, subject to the rights conferred by the Statute, determine whether and to what extent and at what time and place and under what circumstances or regulations, the documents, books and registers and accounting records of the Company or any of them shall be open to inspection of shareholders and no shareholder shall have any right to inspect any document or book or register or accounting records of the Company except as conferred by statute or authorized by the Board of Directors or by a resolution of the members.

                               SECTION SEVENTEEN

                                    NOTICES

17.01  METHOD OF GIVING NOTICES

     Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Statute, the regulations thereunder, the Memorandum, these Articles or otherwise to a member, director, officer, auditor or member of a committee of the board shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his recorded address or if mailed to him at his recorded address by prepaid ordinary or air mail or if sent to him at his recorded address by any means of prepaid transmitted or recorded communication including facsimile transmission. A notice so delivered shall be deemed to have been given when it is delivered personally or to the recorded address as aforesaid; a notice so mailed shall be deemed to have been given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch. The secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the board in accordance with any information believed by him to be reliable.

17.02  NOTICE TO HOLDERS OF JOINTLY HELD SHARES

     If two or more persons are registered as joint holders of any share, any notice shall be addressed to all of such joint holders, but notice to one of such persons shall be sufficient notice to all of them.

17.03  COMPUTATION OF TIME

     In computing the date when notice must be given under any provision requiring a specified number of days' notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event shall be included.

17.04  UNDELIVERED NOTICES

     If notices given to a member pursuant to Clause 17.01 are returned on three consecutive occasions because he cannot be found, the Company shall not be required to give any further notices to such member until he informs the Company in writing of his new address.

17.05  OMISSIONS AND ERRORS

     The accidental omission to give any notice to any member, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at the meeting held pursuant to such notice or otherwise founded thereon.

17.06  PERSONS ENTITLED BY DEATH OR OPERATION OF LAW

     Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the securities register (whether such notice was given before or after happening of the event upon which he became so entitled) and prior to his furnishing to the Company the proof of authority or evidence of his entitlement prescribed by the Statute.

17.07  WAIVER OF NOTICE

     Any member (or his duly appointed proxy holder), director, officer, auditor or member of a committee of the board may at any time waive any notice, or waive or abridge the time for any notice, required to be given to him under any provision of the Statute, the regulations thereunder, the Memorandum, these Articles or otherwise and such waiver or abridgement shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver or notice of a meeting of members or of the board which may be given in any manner.

17.08  AMENDMENT OF ARTICLES OF ASSOCIATION

     Subject to the Statute and the rights attaching to the various classes of shares, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.

17.09  REGISTRATION BY WAY OF CONTINUATION

     The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article, the directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

                                SECTION EIGHTEEN

                                     REPEAL

18.01  REPEAL

     All previous articles of the Company are repealed as of the coming into force of these Articles. Such repeal shall not affect the previous operation of any article so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under, or the validity of any contract or agreement made pursuant to, or the validity of any memorandum of association (as defined in the Statute) or predecessor charter documents of the Company obtained pursuant to, any such article prior to its repeal. All officers and persons acting under any such article so repealed shall continue to act as if appointed under the provisions of this Article and all resolutions of the shareholders or the board or a committee of the board with continuing effect passed under any repealed article shall continue to be good and valid except to the extent inconsistent with this Article and until amended or repealed.

MADE BY the board the   day of             , 2000.